--------------------------------------------------------------------------------
THIS SUPPLEMENT TO THE DISCLOSURE STATEMENT IS BEING FURNISHED SOLELY FOR INFORMATIONAL PURPOSES ONLY AND NOT FOR THE PURPOSE OF SOLICITING VOTES WITH RESPECT TO THE AMENDED PLAN (AS DEFINED BELOW).
--------------------------------------------------------------------------------

                         SUPPLEMENT DATED JUNE 19, 2002

                                       TO

                     DISCLOSURE STATEMENT, DATED MAY 3, 2002

                                       of

               APW Ltd. and its wholly owned indirect subsidiary,

                             Vero Electronics, Inc.

     HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUPPLEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

     CERTAIN STATEMENTS CONTAINED IN THIS SUPPLEMENT, INCLUDING PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS SUPPLEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

     THE STATEMENTS CONTAINED IN THIS SUPPLEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.

     THE TERMS OF THE AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION OF THE DEBTORS GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THE DISCLOSURE STATEMENT (AS MODIFIED BY THIS SUPPLEMENT).

     THE INFORMATION IN THIS SUPPLEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES WITH RESPECT TO THE AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION OR OBJECTING TO CONFIRMATION. NOTHING IN THIS SUPPLEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

     ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS SUPPLEMENT AS IF SET FORTH IN FULL HEREIN.

     NEITHER THIS DISCLOSURE STATEMENT NOR THIS SUPPLEMENT HAVE YET BEEN APPROVED BY THE BANKRUPTCY COURT OR CERTAIN, ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.

                                    Overview

     On May 16, 2002 (the "Commencement Date"), each of APW Ltd. and its wholly owned indirect subsidiary, Vero Electronics, Inc. (the "Debtors") filed with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") a voluntary petition for relief under chapter 11 of title 11, United States Code (the "Bankruptcy Code"). The Debtors are continuing to operate their business and manage their properties as debtors in possession pursuant to sections 1 107(a) and 1108 of the Bankruptcy Code.

     On the Commencement Date, the Debtors filed with the Court their Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code dated May 3, 2002 (the "Plan"),./1/ and the Debtors' Disclosure Statement dated May 3, 2002 (the "Disclosure Statement") which, among other things, summarized the terms and conditions of the Plan. The Plan contemplated that APW would engage in certain transactions as of the Effective Date, and that following the emergence of the Debtors from the Reorganization, APW would seek shareholder consent to engage in certain Post-Effective Date Transactions, all as specified in the Plan.

     Subject to the approval of the joint provisional liquidators (the "JPLs") appointed in the Bermuda Proceeding (defined below) and, if required, the approval of the Bermuda Supreme Court and as contemplated by Section 1II.U of the original Plan, an alternate structure has been adopted to implement the terms of the Plan. The alternate structure is set forth in the terms of the Amended and Restated Plan of Reorganization of the Debtors dated as of June 19, 2002 (the "Amended Plan"). A copy of the Amended

-----------------------------
     1 All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Disclosure Statement or the Amended Plan.

Plan is attached hereto as Exhibit A. In general, pursuant to the terms of the Amended Plan, all of the assets and liabilities which were to be retained by Reorganized APW under the original Plan will be transferred to AWP Ltd. ("AWP"), a newly formed Bermuda company, including the right to use the name "APW Ltd.," which will be become the successor-in-interest to APW. All of the securities to be issued under the Amended Plan (the New Secured Notes, the 1,000,000 APW Common Shares to be issued on the Effective Date, the New Warrants to purchase up to 60,606 APW Common Shares and the DIP Facility Warrants to purchase up to 303,030 APW Common Shares) will be issued by AWP and the New Management Option Plan adopted by AWP. These issuances represent substantially similar ownership as set forth under the original Plan, except that the holders of the Class 8A Equity Interests are to retain their existing equity interests in APW and will not retain or be issued any APW Common Shares (which represent ownership in AWP, the successor in interest to APW after the Effective Date. Holders of claims and equity interests (other than the Class SA Equity Interests) will receive no less under the Amended Plan than they would have received under the terms of the original Plan.

     In connection with the Amended Plan, holders of Class SA Equity Interests will retain their existing equity interests in APW. It is contemplated that APW, after its transfer of all of its assets to AWP, will be dissolved, liquidated or wound-up by the JPLs in connection with the Bermuda Proceeding (as defined below) or otherwise in accordance with applicable Bermuda law. Holders of Class SA Equity Interests will not receive any distributions on account of their existing equity interests in APW in connection with such dissolution (and will only receive the New Warrants issued by AWP). As under the terms of the original Plan, holders of Class SA Equity Interests are impaired and deemed to reject the Plan and are not entitled to vote. Holders of Class SA Equity Interests do not receive materially less under the Amended Plan as they would have under the original Plan.

     On June 19, 2002, the Debtors filed with the Bankruptcy Court the Amended Plan. The Debtors have prepared this supplement to the Disclosure Statement to describe the amendment to the Plan (the "Supplement") and to provide other additional information. This Supplement should be read in conjunction with the Disclosure Statement.

                                 Recent Events

Filing of Cases

     On May 16,2002, each of the Debtors filed with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the "Bankruptcy Code. The Debtors are continuing to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Voting on Original Plan

     Prior to filing the Plan, the Debtors had received the consent of approximately 89% in number and 94% in amount of class 2 claims and 87% in number and 94% in amount of class 5 claims (85% in number and 94% of subclass 5A claims and 89% in number and 94% in amount of subclass 5B claims).

Orders Approving Post-Petition Financing

     On May 16, 2002, the Court entered an interim order that, among other things: (1) authorized the Debtors to (a) obtain up to $80 million in post-petition financing, (b) purchase receivables from certain affiliates and (c) use cash collateral; (2) granted superpriority liens and claims; and (3) provided adequate protection to prepetition secured lenders. In particular, the Court approved the Post-Petition Multicurrency Superpriority Credit Agreement, dated as of May 16, 2002, among APW, as the borrower, and Vero and the other, non-debtor subsidiaries of APW (the "Non-Debtor Subsidiaries" and, together with Vero, the "Subsidiaries") as guarantors under absolute and unconditional guarantees, Bank of America, National Association ("B of A"), as the post-petition administrative agent, B of A and Royal Bank of Scotland PLC as collateral agents, and certain other financial institutions and funds (the "Post-Petition Credit Agreement"). Under the Post-Petition Credit Agreement, subject to the terms and conditions contained therein, APW may borrow up to a total of $110 million in three tranches, which will be secured by various assets, including receivables and inventory, of the Company. The $80 million of borrowings under the Post-Petition Credit Agreement authorized by the Court under the interim order was deemed necessary for the Debtors to continue operating their respective businesses and those of the Non-Debtor Subsidiaries and to repurchase the right, title and interest in and to all of the receivables of the Subsidiaries for $35 million./2/ On June 3, 2002, the Court entered a final order approving and authorizing the Debtors to borrow the full $110 million available under the Post-Petition Credit Agreement, subject to the conditions set forth therein.

Rejection of Lease and Sublease

     On May 16,2002, the Court entered an order approving the Debtors' motion to reject that certain lease, dated March 29, 1996 and letter agreement, dated

-----------------------------
2 The Subsidiaries had previously transferred the receivables pursuant to a securitization

April 11, 1996 (together, the "Lease") and sublease, dated February 24, 2000 (the "Sublease"), pertaining to nonresidential real property premises located at Tract 4, Barnes Industrial Park, Sterling Drive, Wallingford, Connecticut (the "Premises"). At the time that Vero initially entered into the Lease it intended to use the Premises as a manufacturing facility. In 1999 it relocated its manufacturing operations to a facility located in New Hampshire, and entered into the Sublease providing for the sublease of the Premises. Although the Sublease reduced Vero's liability under the lease, the rent paid by Vero still exceeded the amount received under the Sublease. In order to stem the losses resulting from the Lease and the Sublease, the Debtors made the motion granted by the Court to reject the Lease and the Sublease.

Bar Date

     Pursuant to an order entered on May 30, 2002, the Court fixed July 1, 2002 (the "Bar Date") as the last day for creditors to file their proofs of all prepetition claims in the Debtors' chapter 11 cases. Among others, the following claims are exempt from, and unaffected by, the Bar Date: (i) any claim held by a governmental unit (as defined in (S) l0l(27) of the Bankruptcy Code), including without limitation, taxing authorities and (ii) any claim against either of the Debtors, under applicable federal or state law, whether or not such claim is listed on the schedules of assets and liabilities or evidenced by a filed proof of claim, whether or not the subject of an existing lawsuit, arising from or seeking the rescission of a purchase or sale of a security of the Debtors or any affiliate of the Debtors, for damages arising from the purchase or sale of such a

--------------------------------------------------------------------------------
facility that terminated on May 14, 2002.

security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

Appointment of Joint Provisional Liquidators

     On May 30, 2002, a proceeding (the "Bermuda Proceeding") was commenced pursuant to the Companies Act 1981 with respect to APW in the Bermuda Supreme Court in connection with a winding-up petition. The filing is intended to result in the imposition of a statutory stay preventing third parties from continuing or talung actions against APW in Bermuda. This stay against third parties will allow the implementation of the Plan without interruption.

     On May 30, 2002, the Bermuda court appointed Malcolm L. Butterfield of KPMG Bermuda and Philip W. Wallace of KPMG, London, England as joint provisional liquidators of APW (or, as referred to herein, the JPLs) with limited supervisory powers. Subsequent hereto, it is proposed that the JPLs will be granted various powers, including the power to: (1) oversee the continuation of APW's business under the supervision of the Bermuda court; (2) retain professionals to assist in the restructuring of the Company; (3) obtain post-petition financing; and (4)authorize the sale of any business, operation, subsidiary, division or other significant asset of APW.

                           Terms of the Amended Plan

     Pursuant to the Amended Plan, AWP, a new company, was formed under Bermuda law on June 7, 2002. AWP will be governed by its Memorandum of Association, which will be filed with the applicable Bermuda government authorities, and its Bye-Laws.

     Subject to the requirements of applicable Bermuda law and such other laws as may be applicable and the approval of the JPLs and the Bermuda Supreme Court, if required, as of the Effective Date, APW will transfer to AWP (as a successor-in-interest) all of APW's assets, including the right to use the name "APW Ltd.," and AWP will assume all of the liabilities of APW not discharged by the terms of the Plan, including the indebtedness to be evidenced by the New Secured Loan Agreement and the Post-Petition Credit Agreement. In connection therewith, APW will assume and assign to AWP certain contracts and agreements as set forth in the Amended Plan (the "AWP Transactions"). Subject to the requirements of Bermuda law, on the Effective Date AWP will issue all of the securities to be issued under the Amended Plan (the New Secured Notes, the APW Common Shares, the New Warrants to purchase up to 800,000 APW Common Shares and the DIP Facility Warrants to purchase up to 4,000,000 APW Common shares)./3/ It is contemplated that, concurrently with or subsequent to the consummation of the Plan, APW will change its name to a name that does not include or will not be confused with "APW" and AWP will change its name to "APW Ltd." As a successor-in-interest to the old APW Ltd., AWP will become the parent company of the Subsidiaries. In connection with the Amended Plan, holders of Class SA Equity Interests will retain their existing equity interests in APW. It is contemplated that APW, after its transfer of all of its assets to AWP, will be dissolved, liquidated or wound-up by the JPLs in connection with the Bermuda Proceeding or otherwise pursuant to applicable law. Holders of Class SA Equity Interests will not receive

-----------------------------
2 The APW Warrants that were to have been issued under the initial terms of the Plan pursuant to a warrant agreement to be filed as part of a Plan Supplement will not be issued under the Amended Plan.

any distributions on account of their existing equity interests in APW in connection with such dissolution, liquidation or winding up (and will only receive the New Warrants in AWP). As under the terms of the original Plan, holders of Class SA Equity Interests are impaired and are deemed to reject the Plan and are not entitled to vote. Holders of Class SA Equity Interests do not receive materially less under the Amended Plan than they would have under the original Plan.

     As a result of the Amended Plan, the Debtors will not consummate the Post-Effective Date Transactions as contemplated under the original Plan because such transactions are not necessary in light of the AWP Transactions which, among other things, already incorporate a "normalized" number of APW Common Shares (i.e., there is no need to consummate a reverse stock-split) and the issuance of all primary APW Common Shares instead of committing the Debtors to a two-step process of issuing warrants and then having the warrants exercised after the number of shares has been increased.

     In connection with the Amended Plan and the AWP Transactions, the capital structure has been simplified. As of the Effective Date, the Debtors will issue:

     . 100% of the APW Common Shares (or 1,000,000 shares) to the holders of the Class 2 Claims;

     . New Warrants representing the right to purchase 4% of the APW Common Shares on a fully diluted basis (or 60,606 shares) to holders of Class 8A Equity Interests;

     .    Cash distributions will be made in lieu of fractional New Warrants;

     . DIP Facility Warrants representing the right to purchase 20% of the APW Common Shares on a fully diluted basis (or 303,030 shares) to the DIP Facility lenders; and

     . options to purchase or the opportunity for such key employees to purchase 10% of the APW Common Shares on a fully diluted basis (or 151,515 shares) under the New Management Option Plan.

     As part of the Amended Plan, Reorganized APW will enter into a Shareholders Agreement, with the terms and conditions set forth on Exhibit E to the Amended Plan. The holders of APW Common Shares issued pursuant to the Plan and the DIP Facility Warrants will, by acceptance of such shares or warrants, be bound by the terms of the Shareholders Agreement to the maximum extent permitted by applicable law, including the Bankruptcy Code.

     No fractional APW Common Shares or fractional New Warrants arising as a result of the Amended Plan will be distributed. For purposes of distribution,
(i) fractional APW Common Shares will be rounded down to the next whole number or zero, as applicable, and no cash in lieu thereof will be distributed, and
(ii) fractional New Warrants will be rounded down to the next whole number or zero, as applicable, and each holder who would have been entitled (absent such rounding) to a fractional New Warrant will be entitled in lieu of such fractional New Warrant to a cash payment of $4.20 per whole New Warrant (i.e., shareholder who would receive 0.5 New Warrants will receive $2.10 in lieu of such fractional New Warrant). This cash payment is based on the mid-point of the Black-Scholes valuation of the New Warrants. Using the Black-Scholes Pricing Model for the New Warrants based upon the equity value of the Reorganized

APW set forth in the Disclosure Statement, the seven year term of the New Warrants, the exercise price as stated in the Amended Plan, an annual risk free rate of interest of 5.15%, no dividends to be paid by Reorganized APW over the life of the New Warrants and a range of volatility percentages based upon comparable companies, the Debtors calculated a value of all of the New Warrants of approximately $129,000 to $380,000. The midpoint of such values is $254,500 or $4.20 per New Warrant.

     The calculation of the range of values using the Black-Scholes Pricing Model for the New Warrants is not an opinion with respect to, and is not necessarily indicative of, the prices at which the New Warrants or other securities of Reorganized APW may be bought or sold after giving effect to the Amended Plan or at any time.

                             Securities Law Matters

     As stated in the Disclosure Statement, the APW Common Shares and the DIP Facility Warrants issued to holders of Class 2 Claims and the lenders under the DIP Facility respectively, are being issued pursuant to an exception provided for by section 4(2) of the Securities Act, as amended (the "Securities Act") and
Section 1145 of the Bankruptcy Code to the extent applicable. Such APW Common Shares and DIP Facility Warrants will be restricted securities and may not be resold absent registration under the Securities Act or an applicable exemption thereunder. The New Warrants issued to holders of Class 8A Equity Interests by AWP as successor in interest to APW are being issued pursuant to an exception provided by section 1145 of the Bankruptcy Code and may be resold in accordance with the provisions provided for therein. See "Securities Law Matters" in the Disclosure Statement.

        Disclosure Concerning Certain Prospective Financial Information

     The prospective financial information included in the Disclosure Statement was prepared by, and is the responsibility of, APW's management. PricewaterhouseCoopers LLP neither examined nor compiled such accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP did not and does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in APW's August 31, 2001 Form 10-K relates to the Company's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

     This prospective financial information was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information (which requires additional information). APW's Current Report on Form 8-WA (Amendment No. 1) filed on June 1, 2002 is attached hereto as Exhibit B to this Supplement.

                Certain Income Tax Consequences of Amended Plan

     The following discussion is subject to the same qualifications as contained in the Disclosure Statement, and focuses on the additional income tax consequences to the Debtors under the Amended Plan. All holders of Claims and Equity Interests are still urged to consult with their own tax advisor regarding the income tax consequences of the Amended Plan.

     The reorganization regarding AWP should result in changing the character of income that would otherwise be recognized by APW for Barbados income tax purposes from COD income to capital gain income. Capital gains are exempt from Barbados income taxation. Accordingly, the COD resulting from the implementation of the Amended Plan should not result in any Barbados income tax consequences.

     Pursuant to the Amended Plan, all of the assets of APW will be transferred to AWP in exchange for stock and securities in AWP which will be distributed to the Senior Lenders and to holders of Class SA Equity Interests. The Debtors anticipate that this transfer will qualify as a tax-free reorganization under section 368(a)(l)(G) of the Tax Code (a so-called "G" reorganization) for U.S. federal income tax purposes. In addition to other statutory and non-statutory requirements common to tax-free reorganizations, to qualify as a tax-free G reorganization (i) APW must transfer substantially all of its assets to AWP and
(ii) the historic shareholders and creditors of APW, collectively, must receive a sufficient percentage of AWP's stock relative to the amount of non-stock consideration received. Based on the estimated enterprise valuation of $275 million (see section VI, "Projections and Valuation," of the Disclosure Statement), and the terms of the Amended Plan, the Debtors believe that these requirements will be satisfied. As such, the Debtors anticipate that no gain or loss will be recognized upon the transfer by APW (with respect to its U.S. branch) for U.S. federal income tax purposes, that the adjusted tax basis of the U.S. branch's assets transferred from APW will carry over to AWP, and that AWP will succeed to APW's U.S. branch's NOL carryforwards (subject to any potential limitations as addressed under Item 3, of Section XII, "Certain Income Tax Consequences of the Plan," of the Disclosure Statement).

     Even if the transfer of APW's assets to AWP did not qualify as a tax-free G reorganization, the Debtors believe that there would not be a significant U.S. federal income tax liability currently incurred. However, it would likely impact U.S. taxable income in future years (with respect to the U.S. branch) as a result of the assets being accorded a lower tax basis based on the fair market value of such assets. In addition, AWP would not succeed to either APW's U.S. branch's NOL carryforwards or its accumulated deficit in earnings and profits.

Dated: Waukesha, Wisconsin
June 19, 2002

                                   APW Ltd.

                                   /s/ Richard G. Sim

                                   By:
                                         -----------------
                                   Name: Richard G. Sim
                                   Title: President and Chief Executive Officer

                                   Vero Electronics, Inc.

                                   /s/ Susan M. Hrobar

                                   By:
                                         ----------------
                                   Name: Susan M. Hrobar
                                   Title: President